Santa Fe Gold Corporation
6100 Uptown Blvd NE, Suite 600, Albuquerque, NM 87110
(505) 255-4852

28 June 2013

International Goldfields Limited
20 Oxford Close
Leederville, WA, 6007

Dear Sir:

     Reference is made to those three certain Secured Convertible Notes dated October 24, 2012, October 31, 2012 and June 28, 2013, respectively, with initial principal amounts of A$2,000,000.00 each (collectively totaling A$6,000,000.00, the “Notes”), executed by Santa Fe Gold Corporation (“SFEG”) in favour of International Goldfields Limited (“IGS”).

     We confirm that SFEG is pursuing a proposed listing on the Catalist of the SGX-ST (“Catalist”). In order to facilitate the proposed flotation, SFEG will be undertaking a series of restructuring exercises that will eventually transfer all operating subsidiaries and related assets and liabilities of SFEG to a special purpose vehicle incorporated in Singapore namely, Santa Fe Gold Limited (“SFG”), which will eventually be the listed company for the purpose of the proposed flotation, and delist SFEG from OTCBB (“Restructuring Exercise”). In connection with the Restructuring Exercise, SFEG is seeking pre-IPO financing (the “Pre-IPO Financing”).

     SFEG and IGS hereby agree that, in connection with the Restructuring Exercise, the Notes may, at the election of IGS, be repaid partly in cash or may be exchanged in part or whole for securities in SFG with terms no less favourable to IGS than the securities issued in the Pre-IPO Financing.

Yours truly,

Santa Fe Gold Corporation

/s/ W. Pierce Carson
W. Pierce Carson
President and Chief Executive Officer

ACCEPTED AND AGREED

International Goldfields Limited

/s/ Travis Schwertfeger
Travis Schwertfeger
Managing Director